UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

WOWIO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	333-184529	27-2908187
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

9107 Wilshire Blvd., Suite 450
Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 272-7988

626 N. Doheny Drive, West Hollywood, CA 90069

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

On July 24, 2015, the Company issued to certain officers and directors of the Company, an aggregate of 1,000,000,000 restricted shares (the “Shares”) of common stock. The Shares were issued pursuant to the conversion of debt (the “Debt Conversions”) of an aggregate of $20,000 in outstanding debt held on the books and records of the Company. Pursuant to the terms of the Debt Conversions, the Company has the right, but not the obligation, to repurchase 100% of the Shares prior to July 31, 2016, and 50% of the Shares from August 31, 2016 until July 31, 2017 at the conversion price. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of shares pursuant to the Agreement was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously noted in Item 3.02 above, on July 24, 2015, the Company issued the Shares to certain officers and directors of the Company, and pursuant to the Debt Conversions. Pursuant to the terms of the Debt Conversions, the Company has the right, but not the obligation, to repurchase 100% of the Shares prior to July 31, 2016, and 50% of the Shares from August 31, 2016 until July 31, 2017 at the conversion price. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of shares pursuant to the Agreement was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wowio, Inc.

Date: July 30, 2015	By:	/s/ Brian Altounian
Brian Altounian, Chief Executive Officer